UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MARKETWISE, INC.
(Name of Registrant as Specified in its Charter)
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MarketWise, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 2, 2022 10:00 a.m. (Eastern Time)

MARKETWISE, INC. 1125 N. Charles Street, Baltimore, MD 21201
April 20, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketWise, Inc. (the “Company”) to be held at 10:00 a.m. Eastern time, on June 2, 2022. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MKTW2022. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting online, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Mark Arnold

Mark Arnold
Chief Executive Officer and Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders To be Held on June 2, 2022
MARKETWISE, INC.
1125 N. Charles Street, Baltimore, MD 21201

The Annual Meeting of Stockholders (the “Annual Meeting”) of MarketWise, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on June 2, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MKTW2022. The Annual Meeting will be held for the following purposes:

1
To elect 3 Directors, Riaan Hodgson, Manuel Borges and Van Simmons, to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 8, 2022, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to ir@marketwise.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the appropriate password included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ Gary Anderson
Gary Anderson
General Counsel and Corporate Secretary
Baltimore, MD
April 20, 2022

PROXY STATEMENT

MARKETWISE, INC. 1125 N. Charles Street, Baltimore, MD 21201
This proxy statement is furnished in connection with the solicitation by the Board of Directors of MarketWise, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on June 2, 2022 (the “Annual Meeting”), and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MKTW2022. Instruction regarding how you can vote are included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, composed of Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 (the “Class B common stock” and, together with the Class A common stock, “Common Stock”), at the close of business on April 8, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 27,307,574 shares of Class A common stock and 291,092,303 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 8.6%, and 91.4% combined voting power of our Common Stock, respectively. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters to be presented to our stockholders.
This proxy statement will be released on or about April 20, 2022 to our stockholders as of the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “MarketWise” refer to MarketWise, Inc., and, unless otherwise stated, all of its subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 2, 2022
This Proxy Statement and our 2021 Annual Report to Stockholders are available at www.investors.marketwise.com.

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

1
To elect 3 Directors, Riaan Hodgson, Manuel Borges and Van Simmons to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

u	FOR the election of 3 Directors, Riaan Hodgson, Manuel Borges and Van Simmons; and
v	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because MarketWise’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, MarketWise is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 20, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting was April 8, 2022. You are entitled to vote at the Annual Meeting only if you were a holder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote your shares electronically. Each outstanding share of our Common Stock entitles its holder to one vote per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 318,399,877 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2022 ANNUAL MEETING OF STOCKHOLDERS?
You may attend the Annual Meeting only if you are a MarketWise stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow for greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/MKTW2022. You will also be able to vote your shares electronically at the Annual Meeting.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time on June 2, 2022. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

WHY A VIRTUAL MEETING?
We are excited to embrace the latest technology to provide expanded access, and improve communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at 844-986-0822 (U.S.) or 303-562-9302 (International).

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

▪by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

▪by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or

▪by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have requested to receive by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 1, 2022. Stockholders may participate in the Annual Meeting by visiting the website www.virtualshareholdermeeting.com/MKTW2022 that is included on your Internet Notice, proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time on June 2, 2022.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting online and vote your shares electronically.
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may register to participate and enter the appropriate password included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive an appropriate password, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:

▪by submitting a duly executed proxy bearing a later date;

▪by granting a subsequent proxy through the Internet or telephone;

▪by giving written notice of revocation to the Corporate Secretary of MarketWise prior to the Annual Meeting; or

▪by voting electronically at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote electronically during the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?
A representative from Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
▪irrelevant to the business of the Company or to the business of the Annual Meeting;

▪related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

▪related to any pending, threatened or ongoing litigation;

▪related to personal grievances;

▪derogatory references to individuals or that are otherwise in bad taste;

▪substantially repetitious of questions already made by another stockholder;

▪in excess of the two question limit;

▪in furtherance of the stockholder’s personal or business interests; or

▪out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Riaan Hodgson, Manuel Borges and Van Simmons	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of Deloitte & Touche LLP as our independent registered accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors
At the Annual Meeting, three Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Our Board currently consists of nine (9) members, which includes our Chief Executive Officer Mark Arnold, whose detailed information can be found in the Executive Officer section of this Proxy Statement. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our current non-employee directors are:

Name	Age
Manuel Borges	53
Elizabeth Burton	39
Mark Gerhard	45
Riaan Hodgson	52
Paul Idzik	61
Van Simmons	70

As set forth in our Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2022 Annual Meeting of Stockholders and, if elected at the Annual Meeting, whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Riaan Hodgson, Manuel Borges and Van Simmons; the current Class II Directors are Mark Gerhard, Elizabeth Burton and Paul Idzik; and the current Class III Directors are Mark Arnold, Michael Palmer and Stephen Sjuggerud.

Directors may be removed by our stockholders only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of our then-outstanding voting stock entitled to vote in the election of directors. Vacancies on our Board can be filled by resolution of our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may have the effect of delaying or preventing changes in control of our Company.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (CURRENT TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with MarketWise
Manuel Borges	53	2021	Director
Riaan Hodgson	52	2020	Director
Van Simmons	70	2021	Director

The principal occupations and business experience, for at least the past five years, of each Director nominee are as follows:

Manuel “Manny” Borges has served as a member of our board of directors since the consummation of the business combination with MarketWise, LLC (the “Transactions”) in July 2021. Mr. Borges currently serves as Senior Vice President and Chief Financial Officer of Digital and Streaming for Univision, the leading Spanish-language content and media company in the United States. From 2009 until its sale to Univision in early 2021, Mr. Borges was with VIX, Inc. as their Chief Financial Officer and Chief Operating Officer. Prior to VIX, Mr. Borges served as Senior Vice President of Finance for The Related Group and the Chief Financial Officer of Related International. Prior to that, Mr. Borges was with Radio Unica Communications Corp serving as Vice President of Finance and Chief Accounting Officer and played a key role in Radio Unica’s IPO. Mr. Borges began his career as an Audit Manager for PricewaterhouseCoopers. He earned a Bachelor’s of Accounting and a Master’s of Accounting, both from Florida International University in 1991 and 1992 respectively. We believe Mr. Borges is qualified to serve on our board of directors due to his extensive experience in finance and accounting in the attention economy sector.

Riaan Hodgson was the Chief Operating Officer and a Director of Ascendant Digital Acquisition Corporation (“ADAC”) from March 2020 until the Transactions, and remains a member of our board of directors. Mr. Hodgson has been the Chief Operating Officer and Chief Financial Officer of Beauty Labs International Ltd, a technology company that provides AI applications for beauty brands, since January 2020. Mr. Hodgson has also been a director of Cambridge Venture Partners since January 2015, where he acts as an investor and advisor, focusing on technology and games. Previously, Mr. Hodgson was the Chief Operating Officer and Chief Financial Officer of Disruptional Ltd (f/k/a PlayFusion Ltd). From April 2008 to January 2015, Mr. Hodgson was the Chief Operating Officer and Chief Financial Officer of Jagex Game Studios. Mr. Hodgson is a chartered accountant and has a finance degree from North-West University. We believe Mr. Hodgson is qualified to serve on our board of directors because of his finance experience in the technology industry.

Van Simmons has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Simmons has served as President of David Hall Rare Coins, Inc. since 1991. He also co-founded Collector’s Universe (NASDAQ: CLCT), the leading grading and authentication service to the collectibles market. Mr. Simmons also served on its board of directors from 1999 through 2018. As a rare coin dealer since 1979, Mr. Simmons is widely regarded as the foregone authority on coin grading, having pioneered the coin grading standard in use today. Mr. Simmons holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. We believe Mr. Simmons is qualified to serve on our board of directors due to his extensive experience in the attention economy sector.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)
The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with MarketWise
Mark Gerhard	45	2020	Director
Elizabeth Burton	39	2021	Director
Paul Idzik	61	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Mark Gerhard was ADAC’s Chief Executive Officer and a Director from March 2020 until consummation of the Transactions, and remains a member of our board of directors. Mr. Gerhard has been the Co-Founder, Chief Executive Officer, and Chief Technology Officer of Disruptional Ltd (f/k/a Playfusion Ltd), an artificial intelligence technology and gaming studio that is involved in creating a next generation mixed-reality platform, since January 2015. Mr. Gerhard was previously the Chief Executive Officer and Chief Technology Officer of Jagex Game Studios, a British independent game developer and publisher, and the creator of Runescape, a popular video game. Mr. Gerhard is also the Vice Chairman of TIGA, a British trade body for video game developers and publishers. Mr. Gerhard is also the Founder of Ministry of Data, a developer of cybersecurity solutions. Mr. Gerhard was also previously the Principal Security Officer at GTech Corporation, a gaming and technology company, from 2007 to 2008. Mr. Gerhard has over 15 years of experience in the digital entertainment industry. We believe Mr. Gerhard is qualified to serve on our board of directors because of his extensive experience in the attention economy sector.

Elizabeth Burton has served as a member of our board of directors since consummation of the Transactions in July 2021. Ms. Burton has served as the Chief Investment Officer of the Employees’ Retirement System of the State of Hawaii (“HIERS”) since 2018, where she oversees $20 billion in pension fund assets. Prior to HIERS, beginning in 2016, Ms. Burton held multiple positions at the Maryland State Retirement and Pension System, where she began as a Senior Investment Analyst and, less than a year after joining, was named Managing Director of the Quant Strategies Group, serving as the Head of Risk for the $55 billion plan and head of the $5 billion Absolute Return Portfolio (Hedge Fund). Prior to joining the Maryland Pension System, Ms. Burton held multiple consulting positions at First Annapolis Consulting and William Street, where she advised clients on M&A transactions, partnership finance, and corporate strategy. She also worked for Criterion Economics on expert witness testimony/analysis before the International Trade Commission on monopolization. Ms. Burton earned double degrees (French and Politics) from Washington and Lee University in 2004 and an MBA from The University of Chicago’s Booth School of Business in 2011. Ms. Burton sits on the Board of Directors of Chartered Alternative Investment Association. She also serves on the board of a private REIT and is a Trustee of The Hill School, a private boarding school. Ms. Burton was named one of Chief Investment Officer Magazine’s Top-40-Under-40 in 2017 and to its Power 100 List for each of the last three years. She was also named Chief Advocate of the Year in 2021 by CIO Magazine and to the 2020 All-Star Chief Investment Officers list by Trusted Insight. We believe Ms. Burton is qualified to serve on our board of directors due to her extensive experience in risk analysis and corporate strategy.

Paul Idzik has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Idzik served as Chief Executive Officer and a member of the Board of Directors of E*Trade Financial Corporation from 2013 to 2016. He was also President of E*TRADE Bank, as well as a member of its Board of Directors. Prior to E*Trade, from 2008 to 2011, Mr. Idzik served as group Chief Executive Officer of DTZ Holdings PLC, a UK-headquartered international commercial real estate services firm with operations across 22 countries with over 7,000 employees, focusing primarily on the U.K. and China. From 1999 to 2008, Mr. Idzik held executive roles at Barclays; first as Chief Operating Officer of Barclays Capital, then ultimately becoming Group Chief Operating Officer at Barclays PLC where he was tasked with driving a significant cross-business and cross-function change agenda. Prior to Barclays, Mr. Idzik spent over a decade as a partner in the Financial Services practice of Booz Allen Hamilton, advising retail, commercial, and investment banks on strategy and performance enhancement. Mr. Idzik earned double Bachelor’s degrees in Economics and Computer Applications from the University of Notre Dame in 1983 and a Master’s of Business Administration in Finance from the University of Chicago’s Booth School of Business in 1985. We believe Mr. Idzik is qualified to serve on our board of directors due to his extensive experience in helping companies to grow internationally and for his expertise in guiding self-directed investors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with MarketWise
Mark Arnold	50	2021	Chief Executive Office and Chairman
Michael Palmer	51	2021	Managing Director and Copywriter, Director
Stephen Sjuggerud	50	2021	Editor and Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Mark Arnold has served as our Chief Executive Officer since 2017 and has served as a member of our board of directors since consummation of the Transactions in July 2021. Prior to joining our company, Mark spent fifteen years handling mergers and acquisitions and venture capital transactions in prestigious private law firms, Edwards Wildman Palmer LLP and Holland & Knight LLP. Mark earned his undergraduate degree in public policy from Duke University followed by his law degree and MBA from the University of Florida. We believe Mr. Arnold is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our Chief Executive Officer.
Michael Palmer has been our Managing Director and Copywriter since 2008 and has served as a member of our board of directors since consummation of the Transactions in July 2021. Mr. Palmer is responsible for helping to develop, train, and mentor copywriting teams at our various businesses, and to also write marketing copy from time to time for these businesses. Mr. Palmer started working in the consumer publishing industry more than 25 years ago at International Living. He has worked as an assistant editor, managing editor, copywriter, and head copywriter since then, hiring and training many of the top copywriters at MarketWise today. Mr. Palmer earned a B.A. in English from James Madison University and a M.A. in Publication Design from the University of Baltimore. We believe Mr. Palmer is qualified to serve on our board of directors due to his extensive experience in the consumer and financial publishing industry.
Dr. Stephen Sjuggerud joined us in 2001 and is the editor of our True Wealth franchise of publications. He has served as a member of our board of directors since the consummation of the Transactions in July 2021. Dr. Sjuggerud has published investment research continuously since 1996, and prior to that, was a stockbroker, a vice president of a global mutual fund, and worked for a New York hedge-fund with $900 million in assets under management. From 2007 through 2008, Dr. Sjuggerud served on the board of directors of Stanley Gibbons Group, plc (SGI.L), a U.K.-based publicly traded collectibles company. Dr. Sjuggerud entered the University of Florida in 1988, at age 16, earning a degree in Finance. After leaving UF, he went on to earn a Master’s in Business Administration from the University of Central Florida in 1995 and a Ph.D in Finance from the University of Orlando in 1998. We believe Dr. Sjuggerud is qualified to serve on our board of directors due to his extensive experience of being a leading voice for self-directed investors.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither Deloitte nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of MarketWise.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

REVIEW BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed MarketWise’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and MarketWise’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also received written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants their independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in MarketWise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Riaan Hodgson (Chair)
Manuel Borges
Elizabeth Burton

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Change in Registrant’s Certifying Accountant

On July 21, 2021, the audit committee of our Board dismissed WithumSmith+Brown PC (“Withum”), ADAC’s independent registered public accounting firm prior to the Transactions, as MarketWise, Inc.’s independent registered public accounting firm.
The report of Withum on the financial statements of ADAC as of December 31, 2020 and for the period from February 11, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from February 11, 2020 (inception) through December 31, 2020 and subsequent interim period through July 21, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act) between ADAC and Withum on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on ADAC’s financial statements for such period.

During the period from February 11, 2020 (inception) through December 31, 2020 and subsequent interim period through July 21, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Act). MarketWise, Inc. provided Withum with a copy of the foregoing disclosures in connection with the filing of a Form 8-K on July 28, 2021 and requested that Withum furnish MarketWise, Inc. with a letter addressed to the SEC stating whether it agrees with the statements made by MarketWise set forth above. A copy of the letter was filed as an exhibit to the Form 8-K filed on July 28, 2021 and is incorporated by reference to our registration statement on Form S-1 filed on August 11, 2021.

On July 21, 2021, the audit committee of our Board approved the engagement of Deloitte as MarketWise, Inc.’s independent registered public accounting firm to audit MarketWise, Inc.’s consolidated financial statements as of and for the year ended December 31, 2021. Deloitte served as independent registered public accounting firm of MarketWise, LLC prior to the Transactions. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through July 21, 2021, MarketWise, Inc. did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to MarketWise, Inc. that Deloitte concluded was an important factor considered by MarketWise, Inc. in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Independent Registered Public Accounting Firm

The following is a summary of fees paid or to be paid to Deloitte and Withum for services rendered:

	Year Ended December 31,
(in thousands)	2021	2020
Audit Fees	$1,597	$843
Audit-Related Fees	1,417	413
Tax Fees	1,510	1,140
All Other Fees	32	2
Total	$4,556	$2,398

Audit Fees consist of fees associated with our annual audit and the review of our quarterly reports on Form 10-Q in 2021. Included within Audit Fees are fees paid to Withum of $146 and $105 for the years ended December 31, 2021 and 2020, respectively.

Audit-Related Fees consist of fees billed in relation to our SPAC transaction, the S-1 and S-4 registration statements, the S-8 Employee Benefit Plan Registration statement, and due diligence engagements.

Tax Fees consist of fees related to tax compliance, tax advice and planning.

All Other Fees consist of fees related to a SOX compliance engagement, and fees related to our subscription to Deloitte ’s accounting research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee’s charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position
Mark Arnold	50	Chief Executive Officer, Chairman of the Board and Director
Dale Lynch	55	Chief Financial Officer
Marco Ferri	48	Director of Business Development
Gary Anderson	54	General Counsel and Corporate Secretary
Marco Galsim	48	Chief Information Officer
Cynthia Cherry	49	Chief Human Resources Officer

Executive Officers

Mark Arnold has served as our Chief Executive Officer since 2017 and has served as a member of our board of directors since consummation of the Transactions in July 2021. Prior to joining our company, Mark spent fifteen years handling mergers and acquisitions and venture capital transactions in prestigious private law firms, Edwards Wildman Palmer LLP and Holland & Knight LLP. Mark earned his undergraduate degree in public policy from Duke University followed by his law degree and MBA from the University of Florida. We believe Mr. Arnold is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our Chief Executive Officer.

Dale Lynch has served as our Chief Financial Officer since 2019. He is leading the development of our financial and operational efficiency as we seek to become the dominant platform of choice for self-directed investors. Before joining us, Dale spent more than six years with Farmer Mac, serving as Executive Vice President, Chief Financial Officer, and Treasurer. Prior to that, Dale helped lead U.S. Silica Holdings through their initial public offering in his role as Vice President of Finance. Earlier in his career, Dale served in a variety of roles at Allied Capital Corporation, Lehman Brothers, Deutsche Bank, and Merrill Lynch. Dale graduated magna cum laude from The Pennsylvania State University with his Bachelor of Science in Accounting, and he also holds an MBA magna cum laude from the University of Chicago, Booth School of Business.

Marco Ferri has served as our Director of Business Development since 2018. He leads all external growth initiatives, including acquisitions and joint ventures, and is responsible for identifying and fostering relationships with potential targets and partners. Prior to joining our family, Marco was a founding partner at Avila Rodriguez Hernandez Mena & Ferri LLP (“ARHMF”), where he specialized in mergers, acquisitions and joint ventures, among other concentrations. Prior to founding ARHMF, Marco was a partner at Holland & Knight LLP, an AmLaw 100 international law firm. Marco holds a Bachelor of Business Administration in Marketing from the University of Notre Dame, and received his Juris Doctor, cum laude, from the University of Florida, Levin College of Law.

Gary Anderson has served as our General Counsel and Corporate Secretary since 2017. He is responsible for managing all legal and compliance matters, including corporate governance, litigation, regulatory, intellectual property, customer and SaaS agreements, data, global security, and privacy issues. Gary is a Certified Information Privacy Professional (CIPP/US) through the International Association of Privacy Professionals. Prior to taking this role in 2017, Gary worked in private practice for nearly 20 years, primarily as a partner in the Washington, D.C. office of Kirkland & Ellis LLP. During this time, Gary represented clients in wide range of matters spanning complex commercial litigation, securities and accounting fraud, intellectual property, class actions, breach of contract, as well as sensitive government investigations. Earlier in his career, Gary worked at PricewaterhouseCoopers as an auditor and also served as a law clerk in the U.S. Court of Appeals for the Second Circuit and the Frauds Bureau of the Manhattan District Attorney’s office. Gary earned a B.B.A. in Accounting from the University of Notre Dame and a J.D. from Notre Dame Law School, where he was the Note Editor of the Law Review. He previously served as an officer in the U.S. Army Reserve.

Marco Galsim has served as our Chief Information Officer since 2020, after serving as the Head of Technology for seven years. He provides leadership for the development of innovative, robust, scalable, and secure technology infrastructure. During his time with us, he spearheaded the full technology infrastructure transition into the cloud. Marco has more than 20 years of experience in the technology space, having held a variety of technology positions at the Videology Group, AOL, Stanley Black and Decker, and Manugistics. Marco holds a Bachelor of Science in Industrial Management Engineering with a minor in Mechanical Engineering from De La Salle University.

Cynthia Cherry has served as our Chief Human Resources Officer since 2018. She was tasked with building out the human resources infrastructure and developing a team to support our businesses. Cynthia is responsible for leading HR strategy and influencing culture through effective talent acquisition and employee relations. With more than 20 years of experience, she has handled a full range of human resources and business management responsibilities. She spent the bulk of her earlier career in professional services, working for Mendelson & Mendelson, CPAs, the law firm of Ober, Kaler, Grimes & Shriver, and the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. Cynthia is a Senior Certified Professional—SHRM, specializing in executive coaching, employee relations, compliance, and benefits. Cynthia earned her bachelor’s degree in psychology at the University of Maryland, College Park.

Term of Executive Officers

Our Chief Executive Officer was appointed by and serves at the discretion of the Board. In accordance with our Bylaws, the Board has delegated the power to appoint and remove each other executive officer to our Chief Executive Officer.

Board of Directors

Please see the biographies and term information for each director set forth in Proposal 1 of this proxy statement.

CORPORATE GOVERNANCE

GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of MarketWise. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct and Business Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.investors.marketwise.com, or by writing to our Corporate Secretary at our offices at 1125 N. Charles Street, Baltimore, MD 21201.

BOARD COMPOSITION
Our Board consists of nine members. Our Certificate of Incorporation provides for a classified board of directors, with three directors in Class I (Riaan Hodgson, Manuel Borges and Van Simmons) with their terms expiring at the 2022 Annual Meeting of Stockholders and, if elected at the Annual Meeting, whose subsequent terms will expire at the 2025 Annual Meeting of Stockholders, three directors in Class II (Mark Gerhard, Elizabeth Burton and Paul Idzik) with their terms expiring at the 2023 Annual Meeting of Stockholders, and three directors in Class III (Mark Arnold, Michael Palmer, and Stephen Sjuggerud) with their terms expiring at the 2024 Annual Meeting of Stockholders. Pursuant to our Certificate of Incorporation and Bylaws, upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal from office. Directors may be removed by our stockholders only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of our then-outstanding voting stock entitled to vote in the election of directors. Vacancies on our Board can be filled by resolution of our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

DIRECTOR INDEPENDENCE
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mark Gerhard, Riaan Hodgson, Manuel Borges, Elizabeth Burton, Paul Idzik and Van Simmons, representing six of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Global Market. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is primarily responsible for identifying and reviewing the qualifications of potential director candidates, recommending to the Board those candidates to be nominated for election to the Board and filling vacancies on the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Our Nominating and Corporate Governance Committee has a formal policy with respect to diversity and believes that our Board, taken as a whole, should embody diverse skills, experiences, backgrounds, races and genders.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, MarketWise, Inc., 1125 N. Charles Street, Baltimore, MD 21201. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM INTERESTED PARTIES
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary of the Company, 1125 N. Charles Street, Baltimore, MD 21201, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Arnold serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Arnold and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the technology industry and public company management. For these reasons and because of the strong leadership of Mr. Arnold as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that, whenever our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the Board will elect a lead independent director to preside at the meetings of Independent Directors. The full list of responsibilities of our lead independent director may be found in our Corporate Governance Guidelines. Our current lead independent director is Paul Idzik.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face, including cybersecurity risks. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function, including the oversight of cybersecurity risks, directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

ANTI-HEDGING POLICY
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving the Company’s equity securities.

CODE OF CONDUCT AND BUSINESS ETHICS
Our Board has adopted a Code of Conduct and Business Ethics that contain the ethical principles by which our chief executive officer and chief financial officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Conduct and Business Ethics is available on our website at www.investors.marketwise.com. We will provide a copy of our Code of Conduct and Business Ethics to any person, without charge, upon request, by writing to, MarketWise, Inc., 1125 N. Charles Street, Baltimore, MD 21201 (telephone number (888) 261-2693). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct and Business Ethics by posting such information on our website at www.marketwise.com.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were two meetings of the Board during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each director attended at least 100% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.investors.marketwise.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend.

EXECUTIVE SESSIONS
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by our lead independent director.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board. The members of each of the committees is set forth below:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Riaan Hodgson	Van Simmons	Paul Idzik
Manuel Borges	Mark Gerhard	Mark Gerhard
Elizabeth Burton	Paul Idzik	Van Simmons

AUDIT COMMITTEE

The Audit Committee’s responsibilities include:

•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•assisting our Board in overseeing our internal control over financial reporting and disclosure controls and procedures;

•reviewing the effectiveness of our risk management policies;

•reviewing legal, regulatory and compliance matters that could have a significant impact on our financial statements;

•meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•reviewing and approving or ratifying related-person transactions; and

•preparing the audit committee report required by SEC rules.

The members of our Audit Committee are Riaan Hodgson, Manuel Borges and Elizabeth Burton, each of whom meets the requirements for financial literacy under the Nasdaq rules. Riaan Hodgson serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules, and that Riaan Hodgson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has the requisite financial sophistication as defined under the applicable Nasdaq rules.

Our Board adopted a written charter for the Audit Committee, which is available on our website.

COMPENSATION COMMITTEE

The Compensation Committee’s responsibilities include:

•reviewing and approving the compensation of our chief executive officer and other executive officers and, in the case of our chief executive officer, recommending for approval by the Board the compensation of our chief executive officer;

•developing and administering our equity incentive plans;

•reviewing and making recommendations to our Board with respect to director compensation;

•reviewing and discussing annually with management, and recommending to our Board, our “Compensation Discussion and Analysis,” to the extent required; and

•preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are Van Simmons, Mark Gerhard and Paul Idzik. Van Simmons serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Compensation Committee is “independent” as defined under the applicable Nasdaq rules. We undertook a review and determined that Van Simmons is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. To the extent necessary or advisable for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a minimum of two compensation committee members shall qualify as “outside directors” within the meaning of such section.

Our Board adopted a written charter for the Compensation Committee, which is available on our website.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become members of our Board;

•recommending to our Board the persons to be nominated for election as directors and to each Board committee;

•reviewing and recommending to our Board’s corporate governance principles, procedures, and practices, and reviewing and recommending to our Board proposed changes to our corporate governance principles, procedures, and practices from time to time; and

•reviewing and making recommendations to our Board with respect to the composition, size and needs of our Board.

The members of our Nominating and Corporate Governance Committee are Paul Idzik, Mark Gerhard, and Van Simmons. Paul Idzik serves as the chairperson of the committee. We undertook a review of the independence of the directors named above and have determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable Nasdaq rules.

Our Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:

▪Mark Arnold, Chief Executive Officer;

▪Dale Lynch, Chief Financial Officer; and

▪Marco Ferri, Director, Business Development.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal year ended December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Equity Based Awards($) (2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total
Mark Arnold, Chief Executive Officer	2021	500,000	—		—	2,747,611	(1)	1,193,353	4,440,964
Dale Lynch, Chief Financial Officer	2021	500,000	650,000	(3)	12,232,495	—		729,853	14,112,348
Marco Ferri, Director, Business Development	2021	500,000	—		14,367,069	552,000	(4)	266,353	15,685,422
______________
(1)Amount reflects Mr. Arnold’s annual management bonus, as further described in “2021 Bonuses.”
(2)Amounts reflect the full grant-date fair value of the profits interests granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in calculating these amounts are described in Note 11 to MarketWise, Inc.’s audited consolidated financial statements included elsewhere in this report.
(3)Amount reflects Mr. Lynch’s discretionary bonus, as further described in “2021 Bonuses.”
(4)Amount reflects Mr. Ferri’s (a) acquisition bonus in the amount of $192,000 and (b) joint venture bonus in the amount of $360,000, each as further described in “2021 Bonuses.”
2021 Salaries

The named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role, and responsibilities.

In 2021, there were no changes or increases in the annual base salaries of our named executive officers.

2021 Bonuses

In 2021, the named executive officers were all eligible to receive an annual executive bonus payment from us. These bonus payments were determined by us on a discretionary basis based on our overall performance for the year, as well as each individual’s performance, subject to each named executive officer’s continued employment through the payment date.

Mr. Arnold was entitled to receive an annual management bonus, based on a formula equal to 1.5% of our net income for 2021 as defined in the Arnold Employment Agreement.

Mr. Lynch received a discretionary executive bonus of $650,000 for 2021 as defined in the Lynch Employment Agreement.

Mr. Ferri was entitled to receive a cash bonus upon our (a) acquisition of a target company and/or (b) formation of a successful joint venture. With respect to acquisitions, Mr. Ferri was entitled to receive a cash bonus of up to 5% of the enterprise value of the target entity, subject to his continued employment through the payment date. With respect to joint ventures, Mr. Ferri was entitled to receive a cash bonus based on the aggregate net sales of the joint venture during the first 12 months, subject to his continued employment through the payment date.
The annual cash bonuses awarded to each named executive officer for 2021 are set forth above in the “Summary Compensation Table” in the columns entitled “Bonus” and “Non-Equity Incentive Plan Compensation.”

Equity Compensation

In connection with the consummation of the Transactions, our board of directors adopted, and our stockholders approved, the MarketWise, Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) pursuant to which we can make grants of incentive compensation to our employees, consultants and non-employee directors. Under the 2021 Incentive Award Plan, we can make grants in the form of stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards. None of our named executive officers received any grants under the 2021 Incentive Award Plan in the fiscal year ended December 31, 2021.

Equity-based awards for our named executive officers were granted in the form of profits interests, which entitle the holder to a portion of the profits and appreciation in the equity value of MarketWise, LLC arising after the date of grant. All of our named executive officers hold profits interests. On January 1, 2021, Messrs. Lynch and Ferri were granted profits interests as set forth below.

The following table sets forth the profits interests granted to our named executive officers in the fiscal year ended December 31, 2021:

Named Executive Officer	2021 Profits Interests Granted
Dale Lynch	5,528	(1)
Marco Ferri	6,634	(2)
__________________
(1)20% of the profits interests vested upon grant. The remaining profits interests vest in four equal annual installments, beginning on January 1, 2022, with the profits interests fully vested on January 1, 2025, subject to Mr. Lynch’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Lynch’s profits interests.
(2)20% of the profits interests vested upon grant. The remaining profits interests vest in four equal annual installments, beginning on January 1, 2022, with the profits interests fully vested on January 1, 2025, subject to Mr. Ferri’s continued employment through each vesting date. The consummation of the Transactions resulted in the acceleration and vesting of Mr. Ferri’s profits interests.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match up to 50% of the first 6% of the employee contributions made by participants in the 401(k) plan, which matching contributions fully vest over a period of five years. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes employees, including the named executive officers, in accordance with our compensation policies.

We adopted the MarketWise, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) to assist our eligible employees and other service providers in acquiring a stock ownership interest in us at a discounted price in accordance with the terms of the 2021 ESPP and the offering documents with respect to each offering period thereunder. Our named executive officers are eligible to participate in the 2021 ESPP on the same terms as our other eligible employees and other service providers.

On September 30, 2021, we allocated 2,000,000 Management Members Earnout Shares in accordance with the Transaction Agreement, and in connection with that allocation, we issued to Continental Stock Transfer & Trust Company, the aggregate number of allocated Management Members Earnout Shares, to be held on behalf of the applicable Management Members in an escrow account established pursuant to the escrow agreement (“Escrow Agreement”) entered into at the closing of the Transactions. As part of the allocation, Mark Arnold, Dale Lynch, and Marco Ferri were awarded 230,000, 140,000, and 50,000 Management Members Earnout Shares, respectively.

The Management Members Earnout Shares will be released and delivered subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement. For further details, see “Certain Relationships and Related Person Transactions—Earnout—Management Members Earnout Shares.”

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•medical, dental, and vision benefits;

•health savings accounts;

•medical and dependent care flexible spending accounts;

•short-term and long-term disability insurance; and

•life insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

There were no unvested equity-based awards for any named executive officer as of December 31, 2021.

EXECUTIVE COMPENSATION ARRANGEMENTS

Employment Agreements

Mark Arnold

MarketWise, LLC entered into an employment agreement with Mr. Arnold, effective December 1, 2019, for his position as Chief Executive Officer with an initial base salary of $500,000 (the “Arnold Employment Agreement”). The Arnold Employment Agreement provides that Mr. Arnold’s employment term with MarketWise, LLC expires on January 2, 2025, unless Mr. Arnold and MarketWise, LLC agree to renew the employment term for one subsequent two-year renewal term. The Arnold Employment Agreement may be terminated by Mr. Arnold or MarketWise, LLC at any time and for any reason upon 180 days’ notice.

The Arnold Employment Agreement provides that Mr. Arnold shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise, LLC on a discretionary basis based on our overall performance as well as Mr. Arnold’s performance for the year, subject to Mr. Arnold’s employment through the payment date. Mr. Arnold is also eligible to receive an additional annual cash bonus, based on a formula equal to 1.5% percent of our net income for the applicable year (the “Arnold Net Income Bonus”). Mr. Arnold is also entitled to participate in our health and welfare plans.

If Mr. Arnold’s employment with MarketWise, LLC is terminated due to his death or disability, Mr. Arnold shall be entitled to receive (i) a pro-rated Arnold Net Income Bonus, based on our net income through the termination date and (ii) full acceleration and vesting of all unvested equity-based awards. If Mr. Arnold’s employment with MarketWise, LLC is terminated by MarketWise, LLC without Cause (as defined in the Arnold Employment Agreement) or Mr. Arnold resigns from his employment with MarketWise, LLC for Good Reason (as defined in the Arnold Employment Agreement), Mr. Arnold shall be entitled to receive (i) a pro-rated Arnold Net Income Bonus, based on our net income through the termination date, (ii) a cash payment equal to the product of two times the sum of his annual base salary and the Arnold Net Income Bonus paid to him in the year prior to termination, payable in a lump sum payment, and (iii) full acceleration and vesting of all unvested equity-based awards. If Mr. Arnold’s employment with MarketWise, LLC is terminated without Cause or Mr. Arnold resigns for Good Reason within 24 months following a change of control, Mr. Arnold shall be entitled to (i) any unpaid base salary and a pro-rated Arnold Net Income Bonus based on our net income through the termination date, (ii) a cash payment equal to three times the sum of his annual base salary and the Arnold Net Income Bonus paid to him in the year prior to the termination date, and (iii) full acceleration and vesting of all unvested equity-based awards. Mr. Arnold will be required to execute a release of claims in favor of MarketWise, LLC in order to receive his severance benefits.

Pursuant to the Arnold Employment Agreement, Mr. Arnold is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.

Dale Lynch

MarketWise, LLC and its wholly owned subsidiary, MarketWise Solutions, LLC (formerly known as Beacon Street Services, LLC) entered into an employment agreement with Mr. Lynch, effective December 2, 2019, for his position as Chief Financial Officer with an initial base salary of $500,000 (the “Lynch Employment Agreement”). The Lynch Employment Agreement provides that Mr. Lynch’s employment term expires on December 1, 2029. The Lynch Employment Agreement may be terminated by Mr. Lynch upon 90 days’ notice or MarketWise Solutions, LLC upon 60 days’ notice at any time and for any reason.

The Lynch Employment Agreement provides that Mr. Lynch shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise Solutions, LLC on a discretionary basis, subject to Mr. Lynch’s employment through the payment date. Mr. Lynch is entitled to participate in MarketWise Solutions, LLC’s health and welfare plans.

If Mr. Lynch’s employment is terminated without Cause (as defined in the Lynch Employment Agreement), or due to his death or disability, Mr. Lynch shall be entitled to receive a pro-rated portion of his annual bonus based on the date of termination or death, as applicable. Further, if, prior to December 2, 2022, (i) MarketWise Solutions, LLC terminates Mr. Lynch’s employment for any reason other than Cause, (ii) there is a change of control of MarketWise Solutions, LLC that results in Mr. Lynch’s termination without Cause or a reduction in Mr. Lynch’s title, responsibilities, or authority (unless agreed to in advance by Mr. Lynch in writing), or (iii) Mr. Lynch resigns for Good Reason (as defined in the Lynch Employment Agreement), Mr. Lynch shall be entitled to receive his base salary for the period beginning on such termination date and ending on the 12-month anniversary of the termination date, in regular periodic installments in accordance with MarketWise Solutions, LLC’s general payroll practices and continued health and welfare benefits for the same period of time. Mr. Lynch will be required to execute a general release of claims in favor MarketWise, LLC in order to receive his severance benefits.

Pursuant to the Lynch Employment Agreement, Mr. Lynch is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including two-year post-employment non-competition and non-solicitation of employees and customer provisions.

Marco Ferri

MarketWise, LLC entered into an employment agreement with Mr. Ferri, effective July 30, 2018, for his position as Director of Business Development with an initial base salary of $500,000 (the “Ferri Employment Agreement”). The Ferri Employment Agreement provides that Mr. Ferri’s employment term with MarketWise, LLC expires on July 30, 2021 and shall automatically renew for subsequent one-year renewal terms unless otherwise terminated by Mr. Ferri or MarketWise, LLC. The Ferri Employment Agreement may be terminated by Mr. Ferri or MarketWise, LLC at any time and for any reason upon 60 days’ notice.

The Ferri Employment Agreement provides that Mr. Ferri shall be eligible to receive an annual executive bonus payment, which is determined by MarketWise, LLC on a discretionary basis based on our overall performance for the year, as well as individual performance milestones achieved, subject to Mr. Ferri’s employment through the payment date. Upon our (a) acquisition of a target company and/or (b) creation of a joint venture entity, Mr. Ferri is entitled to receive a cash bonus. With respect to acquisitions, Mr. Ferri is entitled to receive a bonus of up to 5% of the enterprise value of the target entity, subject to his continued employment through the payment date. With respect to the creation of a successful joint venture, Mr. Ferri is entitled to receive a cash bonus based on the aggregate net sales of the joint venture during the first 12 months, subject to his continued employment through the payment date. Mr. Ferri is entitled to participate in MarketWise, LLC’s health and welfare plans.

Pursuant to the Ferri Employment Agreement, Mr. Ferri is subject to confidentiality and assignment of intellectual property provisions and certain restrictive covenants, including non-disparagement and two-year post-employment non-competition and non-solicitation of employees and customer provisions.

DIRECTOR COMPENSATION

We have approved and implemented a compensation program, effective in connection with the consummation of the Transactions, for our non-employee directors that consists of annual retainer fees and long-term equity awards. Each non-employee director will receive an annual director fee of $35,000, as well as an additional annual fee of $10,000 for service as the Lead Director, an additional annual fee of $20,000 for service as the chair of our audit committee, an additional fee of $15,000 for service as the chair of our compensation committee, an additional fee of $9,000 for service as the chair of our nominating and governance committee, an additional annual fee of $9,000 (excluding the chair) for service on our audit committee, an additional annual fee of $6,000 (excluding the chair) for service on our compensation committee, and an additional annual fee of $5,000 (excluding the chair) for service on our nominating and corporate governance committee, each earned on a quarterly basis.

In connection with the consummation of the Transactions, subject to applicable securities laws, each non-employee director will receive an effective date RSU award with a grant date value of $150,000 (except for the lead independent director and chairperson, who will receive $165,000), which will vest in full on the date of our first annual stockholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The award is further subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan). Each non-employee director who serves on the Board as of the date of the annual meeting will receive an annual RSU award with a grant date value of $150,000 (except for the lead independent director and chairperson, who will receive $165,000), which will vest in full on the date of our annual stockholder meeting immediately following the date of grant. In addition, each director will be reimbursed for out-of-pocket expenses in connection with their services.

The following table contains information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Manuel Borges	22,000	150,000	172,000
Elizabeth Burton	22,000	150,000	172,000
Mark Gerhard	23,000	150,000	173,000
Riaan Hodgson	27,500	150,000	177,500
Paul Idzik	30,000	165,000	195,000
Van Simmons	27,500	150,000	177,500

(1) Amounts reflect the cash retainer fees actually paid to our non-employee directors in fiscal year 2021. Payments were prorated based on the date of the consummation of the Transactions.
(2) Amounts reflect the full grant-date fair value of restricted stock units granted in fiscal year 2021, determined in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of stock awards in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock by:

•each person who is known to us to be the beneficial owner of more than 5% of our common stock;

•each of our named executive officers and directors; and

•all of our executive officers and directors as a group.

The percentage of beneficial ownership and voting power of shares of our common stock set forth below is based on 27,307,574 shares of Class A common stock outstanding and 291,092,303 shares of Class B common stock outstanding as of April 8, 2022. As of April 8, 2022, we had 31 holders of record of our Class A common stock and three holders of record of our warrants. The actual number of stockholders and warrant holders is greater than this number of record holders, and includes stockholders and warrant holders who are beneficial owners, but whose shares or warrants are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. As of April 8, 2022, we had 27 holders of record of our Class B common stock.

Each MarketWise Unit (other than MarketWise Units held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each MarketWise Unit redeemed, in each case, in accordance with the terms of the MarketWise Operating Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by MarketWise, Inc. of such Class A common stock or such cash, as applicable, for such MarketWise Unit. The MarketWise Members may exercise such redemption rights for as long as their MarketWise Units remain outstanding. The MarketWise Members hold all of the issued and outstanding shares of our Class B common stock. The shares of Class B common stock have no economic rights, but each share entitles the holder to one vote on all matters on which stockholders of MarketWise, Inc. are entitled to vote generally. Upon redemption of any MarketWise Unit the corresponding share of Class B common stock will be terminated. See “Certain Relationships and Related Party Transactions—MarketWise Operating Agreement” and “Description of Capital Stock.”

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise noted, the business address of each of those listed in the table below is 1125 N. Charles St., Baltimore, Maryland 21201.

	Class A Common Stock Owned(1)		Class B Common Stock Owned		Combined Voting Power
Name of Beneficial Owner	Number	%	Number	%	%
5% Stockholders
Affiliates of Monument & Cathedral, LLC(2)	—	—	138,269,459	47.5%	43.4%
Frank P. Stansberry(3)	175,810	*	64,814,214	22.3%	20.4%
Affiliates of Greenhaven Road Investment Management(4)	13,151,199	34.7%	—	—	4.0%
Ascendant Sponsor LP and its affiliates (5)	12,861,334	42.9%	—	—	4.0%
Charleston Ivy, LLC(6)	—	—	6,481,421	2.2%	2.0%
Alpha Global Investments(7)	5,382,666	16.5%	—	—	1.7%
Amber Mason(6)	—	—	3,601,078	1.2%	1.1%
Ryan Markish(6)	—	—	3,601,078	1.2%	1.1%
Fernando Cruz(6)	—	—	3,601,078	1.2%	1.1%
Jared Kelly(6)	—	—	2,866,344	*	*
Kornitzer Capital Management, Inc.(8)	1,633,243	6.0%	—	—	*
Schonfeld Strategic Investment Advisors LLC(9)	1,468,900	5.4%	—	—	*
Directors and Named Executive Officers
Mark Arnold(6)	19,591	*	15,321,821	5.3%	4.8%
Dale Lynch(6)	14,750	*	2,866,344	*	*
Marco Ferri(6)	10,000	*	2,866,344	*	*
Elizabeth Burton(10)	18,072	*	—	—	*
Manuel Borges(10)	18,072	*	—	—	*
Mark Gerhard(10)(11)	5,465,754	16.7%	—	—	1.7%
Michael Palmer	—	—	25,925,685	8.9%	8.1%
Paul Idzik(12)	19,880	*	—	—	*
Riaan Hodgson(10)(11)	5,430,738	16.6%	—	—	1.7%
Stephen Sjuggerud(6)	—	—	19,444,264	6.7%	6.1%
Van Simmons(10)	18,072	*	—	—	*
All directors and executive officers as a group (14 individuals)	5,636,990	17.2%	66,424,458	22.8%	22.3%
________________
*Less than one percent
(1)For the purpose of calculating the Class A common stock beneficially owned by each stockholder, the total number of shares of Class A common stock outstanding does not include the shares of Class A common stock issuable upon conversion of MarketWise, LLC Common Units and forfeiture of a corresponding number of shares of Class B common stock.
(2)Represents shares held of record 85% by Monument & Cathedral, LLC and 15% by certain former equityholders of Monument & Cathedral, LLC who have entered into a voting proxy with respect to their shares in favor of Monument & Cathedral, LLC. Monument & Cathedral, LLC has voting power over 100% of such shares and dispositive power with respect to 85% of such shares. Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Myles Norin has voting and dispositive control over the shares owned by Monument & Cathedral, LLC. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(3)All shares are subject to an irrevocable voting proxy in favor of MarketWise, Inc.
(4)Information based solely on the Schedule 13D filed by Greenhaven with the SEC on August 30, 2021. Represents securities held of record by Greenhaven Road Capital Fund 2 LP (“Fund 2”), Greenhaven Road Capital Fund 1 LP (“Fund 1”), and Greenhaven Road Special Opportunities Fund LP (“SOF” and, together with Fund 2 and Fund 1, the “Greenhaven Funds”). Greenhaven Road Investment Management LP (the “Investment Manager”), an entity owned and controlled by Scott Stewart Miller, is the investment manager of each of the Greenhaven Funds. MVM Funds, LLC (the “General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of Fund 1, Fund 2, and the Investment Manager. Greenhaven Road Special Opportunities Fund GP LLC (the “SOF General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of SOF. Therefore, Mr. Miller, the General Partner, the SOF General Partner, and the Investment Manager may be deemed to beneficially own the securities held by the Greenhaven Funds. The address for each of these persons and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.
(5)Ascendant Sponsor LP is the record holder of 10,170,000 shares of Class A common stock. Ascendant Sponsor GP LLC is the general partner of Ascendant Sponsor LP and has voting and investment discretion over the securities held by Ascendant Sponsor LP. David Gomberg is the manager of Ascendant Sponsor GP LLC and has voting and investment discretion over the securities held by Ascendant Sponsor GP LLC. In addition, Mr. Gomberg is the record holder of 2,691,334 private placement warrants. The address for each of the persons and entities named in this footnote is 667 Madison Avenue, 5th Floor, New York, New York 10065.
(6)In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, this stockholder would be deemed to beneficially own more than five percent of the Class A common stock as result of such stockholder’s ownership of MarketWise, LLC Common Units.

(7)Represents 5,382,666 private placement warrants held by Alpha Global Investments. Mark Gerhard and Riaan Hodgson share voting and investment discretion over such securities. The address for Alpha Global Investments is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(8)Kornitzer Capital Management, Inc. (“KCM”) is the investment adviser to and acting for the benefit of the the record holders of these securities. KCM may be deemed to have voting and dispositive power with respect to such securities and, accordingly, may be deemed to have beneficial ownership of such securities. The business address of KCM is 5420 W. 61st Place, Mission, Kansas 66205.
(9)Information based solely on the Schedule 13G filed by Schonfeld Strategic Advisors LLC (“Schonfeld”) with the SEC on February 15, 2022. Schonfeld is an investment adviser to several private funds. Schonfeld also engages third party sub-advisers to manage assets of its private funds as separately managed accounts (the “Schonfeld SMAs”). Accordingly, Schonfeld may be deemed to indirectly beneficially own securities owned by the Schonfeld SMAs. Each Schonfeld SMA is the record and direct beneficial owner of a portion of these securities. The above shall not be deemed to be an admission by the record owners or Schonfeld that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or for any other purpose. The address for these entities is 460 Park Ave., 19th Floor, New York, New York 10022.
(10)Includes 18,072 shares of Class A common stock underlying an award of restricted stock units which will vest within 60 days of April 8, 2022.
(11)Includes the securities held by Alpha Global Investments as described in footnote 7.
(12)Includes 19,880 shares of Class A common stock underlying an award of restricted stock units which will vest within 60 days of April 8, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Earnout

Management Members Earnout Shares

Pursuant to the Transaction Agreement, prior to the expiration of the Earnout Period we may allocate up to 2,000,000 Management Members Earnout Shares in the aggregate to the Management Members, such members and amounts to be determined by us. On September 30, 2021, we allocated 2,000,000 Management Members Earnout Shares in accordance with the Transaction Agreement, and in connection with that allocation, we issued to Continental Stock Transfer & Trust Company (the “Escrow Agent”), the aggregate number of allocated Management Members Earnout Shares, to be held on behalf of the applicable Management Members in an escrow account (the “Escrow Account”) established pursuant to the escrow agreement entered into at the closing of the Transactions (the “Escrow Agreement”). The Management Members Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) 50% of the Management Members Earnout Shares that have been allocated to any Management Member as of the occurrence of Triggering Event I (as defined below) will be released from the Escrow Account to such Management Member upon the occurrence of Triggering Event I; (ii) the remaining Management Members Earnout Shares held in the Escrow Account will be released from the Escrow Account upon the occurrence of Triggering Event II (as defined below) and distributed to the Management Member to whom such Management Member Earnout Shares have been allocated; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Management Members Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.

“Triggering Event I” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $12.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $12.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our Board), in either case of (i) and (ii), within the Earnout Period.

“Triggering Event II” is defined in the Transaction Agreement as (i) the date on which the daily volume-weighted average price per share of Class A common stock for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) is equal to or greater than $14.00 or (ii) if we consummate a transaction (not including the Transactions) that results in our stockholders having the right to exchange their shares for cash, securities, or other property having a value equaling or exceeding $14.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our Board), in either case of (i) and (ii), within the Earnout Period.

Sponsor Earnout Shares

Pursuant to the Transaction Agreement, at the closing of the Transactions, the Sponsor (of which two of our directors, Mark Gerhard and Riaan Hodgson, are members) delivered to the Escrow Agent 3,051,000 Sponsor Earnout Shares, which the Escrow Agent placed in the Escrow Account. The Sponsor Earnout Shares will be released and delivered as follows (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement): (i) upon the occurrence of Triggering Event I, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; (ii) upon the occurrence of Triggering Event II, 50% of the Sponsor Earnout Shares will be released from the Escrow Account and distributed to the Sponsor; and (iii) if the conditions set forth in (i) or (ii) above have not been satisfied within the Earnout Period, any Sponsor Earnout Shares remaining in the Escrow Account will be automatically released to us for cancellation.

Registration Rights Agreement

In connection with the closing of the Transactions, MarketWise, Inc., the Sponsor, the MarketWise Members, and certain other parties entered into the Registration Rights Agreement, pursuant to which MarketWise, Inc. agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of MarketWise, Inc. that are held by the parties thereto from time to time. Pursuant to the Registration Rights Agreement, among other things, (i) we agreed to file and maintain registration statements covering the issuance of shares of Class A common stock upon redemption of MarketWise Units and the resale of MarketWise,

Inc. securities held by the parties thereto from time to time, (ii) we will provide certain other registration rights for the shares of Class A common stock and certain other MarketWise, Inc. securities held by the MarketWise Members, the Sponsor, and certain other parties, and (iii) the Sponsor, the MarketWise Members, certain other holders, or their respective permitted transferees agreed not to transfer, sell, assign, or otherwise dispose of the shares of Class A common stock or Class B common stock held by such holders or such permitted transferees, as applicable, beginning on the closing of the Transactions and ending, (A)(i) with respect to the Sponsor and MarketWise Members that are members of our management team, on the earlier of (x) July 21, 2022 and (y) the date on which the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30-trading day period commencing December 18, 2021 and (ii) with respect to the MarketWise Members that are not members of our management team, January 17, 2021, and (B) on the date on which we complete a liquidation, merger, share exchange, or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A common stock and Class B common stock for cash, securities, or other property, subject to certain exceptions.

Tax Receivable Agreement

We expect to obtain an increase in our share of the tax basis of the assets of MarketWise, LLC (1) if and when (as described below under (“MarketWise Operating Agreement”) the MarketWise Members receive shares of our Class A common stock (or, at our election, cash) in connection with any redemption or exchange of MarketWise Units pursuant to the MarketWise Operating Agreement and (2) in connection with certain distributions (or deemed distributions) by MarketWise, LLC (any such basis increase, the “Basis Adjustments”). The parties intend to treat any such redemption or exchange of MarketWise Units described in clause (1) above as a direct purchase by us of MarketWise Units from the MarketWise Members for U.S. federal income and other applicable tax purposes, regardless of whether such MarketWise Units are surrendered by the MarketWise Members to MarketWise, LLC for redemption or sold to us upon the exercise of our election to acquire such MarketWise Units directly. A Basis Adjustment may have the effect of increasing (for income tax purposes) depreciation and amortization deductions allocable to us and thereby reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

In connection with the consummation of the Transactions, we entered into the Tax Receivable Agreement with the MarketWise Members and MarketWise, LLC. The Tax Receivable Agreement provides for the payment by us to the MarketWise Members of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of MarketWise, LLC attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest deemed paid pursuant to the Tax Receivable Agreement. MarketWise, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of MarketWise Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either MarketWise, LLC or us by the MarketWise Members. The rights of the MarketWise Members under the Tax Receivable Agreement are assignable to transferees, including transferees of the MarketWise Units (other than us or MarketWise, LLC as transferee pursuant to subsequent redemptions or exchanges of the transferred MarketWise Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the MarketWise Members under the Tax Receivable Agreement, will vary depending on a number of factors, including:

•the price of shares of Class A common stock in connection at the time of redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of Class A common stock at the time of each redemption or exchange;
•the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of MarketWise, LLC at the time of each redemption or exchange or distribution (or deemed distribution);
•the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, the Basis Adjustments, as well as any related increase in tax deductions, relating to such redemption or exchange will not be available; and
•the amount and timing of our income—the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes generally will result in payments under the Tax Receivable Agreement.

For purposes of the Tax Receivable Agreement, cash savings in income tax will be computed by comparing our actual income tax liability (subject to certain assumptions relating to state and local income taxes) to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the 2021 taxable year. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be voluntarily terminated by us pursuant to an early termination procedure and shall be terminated upon the occurrence of certain mergers, asset sales, other forms of business combinations, or other changes of control or our material breach of our material obligations under the Tax Receivable Agreement under certain circumstances, and in each case we shall be obligated to pay the MarketWise Members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments). However, our ability to make such payment may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.

The payment obligations under the Tax Receivable Agreement are our obligations and not of MarketWise, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the MarketWise Members will be substantial. Any payments made by us to the MarketWise Members under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to us. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will generally terminate the Tax Receivable Agreement and accelerate payments thereunder, unless the applicable payment is not made because (i) we are prohibited from making such payment under the terms of the Tax Receivable Agreement or the terms governing certain of our indebtedness or (ii) we do not have, and despite using commercially reasonable efforts cannot obtain, sufficient funds to make such payment. In addition, we are obligated to use commercially reasonable efforts to avoid entering into any agreements that could be reasonably anticipated to materially delay the timing of the making of any payments under the Tax Receivable Agreement, which could limit our ability to pursue strategic transactions.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes in control, may influence the timing and amount of payments that are received by the MarketWise Members under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combinations, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any MarketWise Member that has MarketWise Units that have not been exchanged is deemed to have exchanged such MarketWise Units for the fair market value of the shares of our Class A common stock or the amount of cash that would be received by such MarketWise Member had such MarketWise Units actually been exchanged on such date, whichever is lower. However, as noted above, our ability to make such payments may be limited by restrictions on distributions that would either violate any contract or agreement to which we or MarketWise, LLC are then a party, or any applicable law.

As a result of the foregoing, we would be required to make an immediate cash payment equal to the estimated present value (calculated based on a discount rate equal to LIBOR plus 100 basis points) of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, we could be required to make cash payments to the MarketWise Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control. We cannot assure that we will be able to finance our obligations under the Tax Receivable Agreement or that we will be able to make the immediate cash payment described above to the extent our or MarketWise, LLC’s ability to make such payment is restricted as described above.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the Basis Adjustments, as well as other related tax positions we take, and a court could sustain any such challenge. If the outcome of any such challenge to any Basis Adjustments or the deduction of imputed interest deemed paid pursuant to the Tax Receivable Agreement would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or to fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each MarketWise Member, and any such restrictions will apply for as long as the Tax Receivable Agreement remains in effect. We will not be reimbursed for any cash payments previously made to the MarketWise Members pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to the MarketWise Members will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the MarketWise Members for a number of years following the initial time of such payment. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose or were prohibited from making such payments under the terms governing certain of our indebtedness (although such payments are not considered late payments and therefore would accrue interest at the lower interest if we make such payments promptly after such limitations are removed). Subject to certain exceptions as noted above, our failure to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 calendar days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement under certain circumstances, in which case, the Tax Receivable Agreement will terminate and future payments thereunder will be accelerated, as noted above.

MarketWise Operating Agreement

In connection with the consummation of the Transactions, MarketWise, Inc. and the other members of MarketWise, LLC entered into the MarketWise Operating Agreement.

Appointment as Managing Member. Under the MarketWise Operating Agreement, MarketWise, Inc. is the sole manager of MarketWise, LLC. As the sole manager, MarketWise, Inc. will generally be able to control all of the day-to-day business affairs and decision-making of MarketWise, LLC without the approval of any other member. As such, MarketWise, Inc., through its officers and directors, will be responsible for all operational and administrative decisions of MarketWise, LLC and daily management of MarketWise, LLC’s business. Pursuant to the terms of the MarketWise Operating Agreement, MarketWise, Inc. cannot be removed or replaced as the sole manager of MarketWise, LLC except by its resignation, which may be given at any time by written notice to the other members.

Compensation; Expenses. MarketWise, Inc. will not be entitled to compensation for its services as the manager of MarketWise, LLC except as expressly provided for in the MarketWise Operating Agreement. MarketWise, Inc. is entitled to reimbursement by MarketWise, LLC for reasonable out-of-pocket expenses incurred on behalf of MarketWise, LLC, including all expenses associated with being a public company and maintaining its corporate existence.

Distributions. The MarketWise Operating Agreement requires Tax Distributions (as defined therein) to be made by MarketWise, LLC to its members on a pro rata basis, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law. Tax Distributions will be made on a quarterly basis, to each member of MarketWise, LLC, including MarketWise, Inc., based on such member’s allocable share of the taxable income of MarketWise, LLC and an assumed tax rate that will be determined by MarketWise, Inc., as described below. For this purpose, each member’s allocable share of MarketWise, LLC’s taxable income shall be net of its share of taxable losses of MarketWise, LLC and, with respect to MarketWise, Inc., shall be determined without regard to any increases to the tax basis of our property pursuant to Sections 734(b) or 743(b) of the Code. The assumed tax rate for purposes of determining tax distributions from MarketWise, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to a corporate or individual taxpayer (whichever is higher) resident in Baltimore, Maryland, taking into account certain assumptions and without regard to the actual final tax liability of any such member. The MarketWise Operating Agreement also allows for cash distributions to be made by MarketWise, LLC (subject to MarketWise, Inc.’s sole discretion as the sole manager of MarketWise, LLC) to its members on a pro rata basis out of Distributable Cash (as defined therein). We expect MarketWise, LLC may make distributions out of Distributable Cash periodically and as necessary to enable us to cover MarketWise, Inc.’s operating expenses and other obligations, including tax liability and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render MarketWise, LLC insolvent or are otherwise prohibited by law.

Transfer Restrictions. The MarketWise Operating Agreement generally does not permit transfers of MarketWise Units by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below, and other limited exceptions. The MarketWise Operating Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each MarketWise Unit) that are necessary or advisable so that MarketWise, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the MarketWise Operating Agreement, such transferring member will be required to simultaneously transfer shares of our Class B common stock held by such transferring member to such transferee equal to the number of MarketWise Units that were transferred to such transferee in such permitted transfer.

The MarketWise Operating Agreement provides that, in the event that a tender offer, share exchange, issuer bid, take-over bid, recapitalization, or similar transaction with respect to our Class A common stock, each of which we refer to as a “PubCo Offer,” is approved by our Board or otherwise effected or to be effected with the consent or approval of our Board, each holder of MarketWise Units (other than MarketWise, Inc. and its subsidiaries) shall be permitted to participate in such PubCo Offer by delivering a participation redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such PubCo Offer. If a PubCo Offer is initially proposed by MarketWise, Inc., then MarketWise, Inc. is required to use its reasonable best efforts to enable and permit the holders of such MarketWise Units to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock and without being required to exchange MarketWise Units or shares of our Class B Common Stock prior to consummation of the PubCo Offer; provided that in no event shall any such holder of MarketWise Units be entitled to receive aggregate consideration for each such MarketWise Unit that is greater than the consideration payable in respect of each share of our Class A common stock pursuant to the PubCo Offer.

Except for certain exceptions, any transferee of MarketWise Units must assume, by executing a joinder to the MarketWise Operating Agreement, all of the obligations of a transferring member with respect to the transferred MarketWise Units, and such transferee shall be bound by any limitations and obligations under the MarketWise Operating Agreement (without relieving the transferring member from any applicable limitations and obligations) even if the transferee is not admitted as a member of MarketWise, LLC. A member shall retain all duties, liabilities, and obligations of a member until the transferee is accepted as a substitute member in accordance with the MarketWise Operating Agreement and MarketWise, Inc., as manager, may, in its sole discretion, reinstate all or any portion of the rights and privileges of such member with respect to such transferred MarketWise Units for any period of time prior to the admission date of the substitute member.

Maintenance of One-to-One Ratio between Shares of Class A Common Stock and MarketWise Units Owned by MarketWise, Inc., One-to-One Ratio between Sponsor Earnout Shares and Sponsor Earnout Units Owned by MarketWise, Inc., and One-to-one Ratio between Shares of Class B Common Stock and MarketWise Units Owned by the MarketWise Members. Except as otherwise determined by MarketWise, Inc., the MarketWise Operating Agreement requires MarketWise, LLC to take all actions with respect to its MarketWise Units, including issuances, reclassifications, distributions, divisions, or recapitalizations, to maintain at all times (1) a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc., directly or indirectly, and the aggregate number of shares of our Class A common stock issued and outstanding (not including Sponsor Earnout Class A Shares (as defined in the MarketWise Operating Agreement)), (2) a one-to-one ratio between the number of Sponsor Earnout Units (as defined in the MarketWise Operating Agreement) owned by MarketWise, Inc., directly or indirectly, and the aggregate number of Sponsor Earnout Class A Shares issued and outstanding, and (3) a one-to-one ratio between the aggregate number of MarketWise Units owned by the MarketWise Members (other than MarketWise, Inc. and its subsidiaries), directly or indirectly, and the number of shares of our Class B common stock issued and outstanding. This ratio requirement disregards (1) shares of our Class A common stock issuable under unvested options issued by MarketWise, Inc. or Management Members Earnout Shares, (2) treasury stock, and (3) preferred stock or other debt or equity securities (including warrants, options, or rights) issued by MarketWise, Inc. that are convertible into or exercisable or exchangeable for shares of our Class A common stock, except to the extent MarketWise, Inc. has contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise, or exchange thereof, to the equity capital of MarketWise, LLC. Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems shares of our Class A common stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager of MarketWise, LLC will have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, or repurchases or redemptions, the number of outstanding MarketWise Units and Sponsor Earnout Units owned by MarketWise, Inc., directly or indirectly, equals, on a one-for-one basis, the number of outstanding shares of our Class A common stock (including Sponsor Earnout Class A Shares). Except as otherwise determined by MarketWise, Inc., if MarketWise, Inc. issues, transfers, or delivers from treasury stock or repurchases or redeems any of MarketWise, Inc.’s preferred stock in a transaction not contemplated by the MarketWise Operating Agreement, MarketWise, Inc. as manager has the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries repurchases or redemptions, MarketWise, Inc. holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in MarketWise, LLC which (in MarketWise, Inc.’s good faith determination) are in the aggregate substantially economically equivalent to the outstanding preferred stock of MarketWise, Inc. so issued, transferred, delivered, repurchased, or redeemed. Except as otherwise determined by MarketWise, Inc., MarketWise, LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization, or similar event) or combination (by reverse split of units, reclassification, division, recapitalization, or similar event) of MarketWise Units that is not accompanied by an identical subdivision or combination of (1) shares of our Class A common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by MarketWise, Inc. and the number of outstanding shares of our Class A common stock, (2) Sponsor Earnout Shares to maintain at all times a one-to-one ratio between the number of Sponsor Earnout Units owned by MarketWise, Inc. and the number of outstanding Sponsor Earnout Class A Shares, and (3) shares of our Class B common stock to maintain at all times a one-to-one ratio between the number of MarketWise Units owned by the members (other than MarketWise, Inc. and its subsidiaries) and the number of outstanding shares of our Class B common stock, as applicable, in each case, subject to certain exceptions.

Excluding certain warrants, options, or similar instruments granted pursuant to any equity plan or stock option plan in effect on, or adopted after, the date of the MarketWise Operating Agreement by MarketWise, LLC or MarketWise, Inc., in the event any holder of a warrant to purchase shares of our Class A common stock (the “Upstairs Warrants”) exercises an Upstairs Warrant, then MarketWise, Inc. will cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc., such that the number of shares of our Class A common stock issued in connection with the exercise of such Upstairs Warrants will be matched with a corresponding number of MarketWise Units issued by MarketWise, LLC to MarketWise, Inc. In the event that an Upstairs Warrant is redeemed, MarketWise, LLC will redeem a warrant to purchase MarketWise Units with similar terms held by MarketWise, Inc.

Issuance of MarketWise Units upon Exercise of Options or Issuance of Other Equity Compensation. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are not officers or employees of MarketWise, LLC or its subsidiaries, MarketWise, Inc. will make a capital contribution in an amount equal to the exercise price, and shall be deemed to make, a capital contribution to MarketWise, LLC equal to the aggregate value of such shares of our Class A common stock and MarketWise, LLC will issue to MarketWise, Inc. a number of MarketWise Units equal to the number of shares issued by MarketWise, Inc. When MarketWise, Inc. issues shares of our Class A common stock in settlement of stock options granted to persons that are officers or employees of MarketWise, LLC or its subsidiaries, then MarketWise, Inc. will be deemed to have sold directly to the person exercising such award a portion of the value of each share of our Class A common stock, as applicable, equal to the exercise price per share divided by the market price per share, and MarketWise, Inc. will be deemed to have sold directly to MarketWise, LLC (or the applicable subsidiary of MarketWise, LLC) the difference between the exercise price and market price per share for each such share of our Class A common stock. In cases where MarketWise, Inc. grants other types of equity compensation (including Management Members Earn-Out Shares) to employees of MarketWise, LLC or its subsidiaries, on each applicable vesting date MarketWise, Inc. will be deemed to have sold to MarketWise, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, MarketWise, LLC (or such subsidiary) will deliver the shares to the applicable person, and MarketWise, Inc. will be deemed to have made a capital contribution to MarketWise, LLC equal to the purchase price for such shares in exchange for an equal number of MarketWise Units. In the event shares delivered to an applicable person are forfeited following vesting, the MarketWise Units issued to MarketWise, Inc. shall also be forfeited.

Dissolution. The MarketWise Operating Agreement will provide that the consent of MarketWise, Inc., as the managing member of MarketWise, LLC, and members holding a majority of the MarketWise Units then outstanding (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will be required to voluntarily dissolve MarketWise, LLC. In addition to a voluntary dissolution, MarketWise, LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up MarketWise, LLC; (2) second, to pay debts, liabilities and obligations owed to creditors of MarketWise, LLC other than members; (3) third, to pay debts, liabilities and obligations owed to the members (other than payments or distributions owed to the members in their capacity as such pursuant to the MarketWise Operating Agreement); and (4) fourth, to the members pro-rata in accordance with their respective percentage ownership interests in MarketWise, LLC (as determined based on the number of MarketWise Units held by a member relative to the aggregate number of all outstanding MarketWise Units).

Confidentiality. Each member of MarketWise, LLC (other than MarketWise, Inc.) agrees to maintain the confidentiality of MarketWise, LLC’s confidential information. This obligation excludes information independently developed by the members, information that is or becomes generally available to the public other than as a result by a member or its affiliates or representatives, information that is or becomes available to a member from a source other than MarketWise, Inc., MarketWise, LLC, or their representatives; provided that such source is not, and was not known, by such member to be bound by a confidentiality agreement with, or any other confidentiality obligation owed to MarketWise, Inc., MarketWise, LLC, or any of their respective affiliates or representatives or under the terms of the MarketWise Operating Agreement or information approved for release by written authorization of the Chief Executive Officer, the Chief Financial Officer, or the General Counsel of either MarketWise, LLC or MarketWise, Inc.

Indemnification. The MarketWise Operating Agreement will provide for indemnification of the manager, members and officers of MarketWise, LLC and their respective subsidiaries or affiliates.

MarketWise Unit Redemption Right. The MarketWise Operating Agreement will provide a redemption right to the members (other than MarketWise, Inc. and its subsidiaries) which will entitle them to have their MarketWise Units redeemed for, at MarketWise, Inc.’s election (determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly issued shares of our Class A common stock on a one-for-one basis, or, to the extent funded with cash proceeds received from an equity offering by MarketWise, Inc., a cash payment equal to the volume weighted average market price of one share of our Class A common stock for each MarketWise Unit so redeemed, in each case in accordance with the terms of the MarketWise Operating Agreement. In connection with the exercise of the redemption or exchange of MarketWise Units (1) the members will be required to surrender an equal number of shares of our Class B common stock registered in the name of such redeeming or exchanging member, which will thereafter be transferred to MarketWise, Inc. and will be canceled for no consideration on a one-for-one basis with the number of MarketWise Units so redeemed or exchanged and (2) all redeeming members will surrender such MarketWise Units to MarketWise, LLC for cancellation. MarketWise, Inc. will then contribute cash or shares of our Class A common stock, as applicable, to MarketWise, LLC in exchange for an amount of newly issued MarketWise Units that will be issued to MarketWise, Inc. equal to the number of MarketWise Units redeemed from the member. MarketWise, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such member to complete the redemption. Alternatively, MarketWise, Inc. may, at its election determined by a majority of our independent directors (within the meaning of the Nasdaq rules) who are disinterested, effect a direct exchange with the applicable members of such shares of Class A common stock or such cash, as applicable, for such MarketWise Units in lieu of such a redemption. The determination of a whether to redeem MarketWise Units for shares of our Class A common stock or cash (an “Election Decision”) will be made by the “Disinterested Majority” of our Board. We expect that the Disinterested Majority will exclude any directors who directly or indirectly have a material interest (including an economic interest) in such Election Decision. By giving discretion for an Election Decision only to the Disinterested Majority, we seek to avoid conflicts of interest that could bring into question the integrity of such an Election Decision. In making an Election Decision, the Disinterested Majority may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, the potential dilutive impact of new issuances of Class A common stock, and such other factors as the Disinterested Majority may deem relevant.

Each MarketWise Member’s (other than MarketWise, Inc. and its subsidiaries) redemption rights will be subject to certain customary limitations, including the expiration of any contractual lock-up period relating to the shares of our Class A common stock that may be applicable to such member and the absence of any liens or encumbrances on such MarketWise Units redeemed. Additionally, in the case MarketWise, Inc. elects a cash settlement, such member may retract its redemption request within a specified period of time. Moreover, in the case of a settlement in shares of our Class A common stock, such redemption may be conditioned on the closing of an underwritten distribution of the shares of our Class A common stock that may be issued in connection with such proposed redemption. In the case of a settlement in shares of our Class A common stock, such member may also revoke or delay its redemption request if the following conditions exist: (1) any registration statement pursuant to which the resale of the shares of our Class A common stock to be registered for such member at or immediately following the consummation of the redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (2) MarketWise, Inc. failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such redemption; (3) MarketWise, Inc. exercised its right to defer, delay, or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such member to have its shares of Class A common stock registered at or immediately following the consummation of the redemption; (4) such member is in possession of any material non-public information concerning MarketWise, Inc., the receipt of which results in such member being prohibited or restricted from selling shares of Class A common stock at or immediately following the redemption without disclosure of such information (and MarketWise, Inc. does not permit disclosure); (5) any stop order relating to the registration statement pursuant to which the shares of Class A common stock were to be registered by such member at or immediately following the redemption shall have been issued by the SEC; (6) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A common stock is then traded; (7) there shall be in effect an injunction, a restraining order or a decree of any nature of any governmental entity that restrains or prohibits the redemption; (8) MarketWise, Inc. shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such member to consummate the resale of the shares of Class A common stock to be received upon such redemption pursuant to an effective registration statement; or (9) the redemption date would occur three business days or less prior to, or during, a blackout period.

Whether by redemption or exchange, MarketWise, Inc. is obligated to ensure that at all times the number of MarketWise Units that MarketWise, Inc. owns equals the number of outstanding shares of our Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Amendments. In addition to certain other requirements, MarketWise, Inc.’s prior written consent, as manager, and the prior written consent of members holding a majority of the MarketWise Units then outstanding and entitled to vote (excluding MarketWise Units held directly or indirectly by MarketWise, Inc.) will generally be required to amend or modify the MarketWise Operating Agreement.

Licensing and Solicitation Fees

Stansberry & Associates Investment Research, LLC licenses its names and logos to Stansberry Asset Management LLC (“SAM”) in exchange for licensing fees. Stansberry & Associates Investment Research, LLC also receives solicitation fees from SAM when Stansberry & Associates Investment Research, LLC’s customers sign up to receive services from SAM. The amount of such fees accrued in the year ended December 31, 2021 was approximately $358,000. Marco Ferri, Mark Arnold, Stephen Sjuggerud, Porter Stansberry, and Michael Palmer are indirect, passive owners of SAM.

Second Amended and Restated Operating Agreement of MarketWise, LLC

Prior to consummation of the Transactions, MarketWise, LLC and the MarketWise Members were parties to the Second Amended and Restated Operating Agreement of MarketWise, LLC (formerly S & A Holdings (2013), LLC), dated as of June 1, 2020 and effective as of December 31, 2019 (the “Prior LLC Agreement”), which prior to the Transactions governed the business and operations of MarketWise, LLC and defined the relative rights and privileges associated with the existing units of MarketWise, LLC. In connection with the consummation of the Transactions, MarketWise, Inc. and the other members of MarketWise, LLC entered into the MarketWise Operating Agreement. For additional information, see “—MarketWise Operating Agreement.”

Prior to the consummation of the Transactions, pursuant to the Prior LLC Agreement, MarketWise, LLC made profit and tax distributions to Monument & Cathedral, LLC, Porter Stansberry, Michael Palmer, Stephen Sjuggerud, Mark Arnold, Dale Lynch, and Marco Ferri. The amounts distributed to each recipient for the year ended December 31, 2021 was as follows:

Year Ended
(in thousands)	December 31, 2021
Monument & Cathedral, LLC	$105,714
Porter Stansberry	59,639
Michael Palmer	22,042
Stephen Sjuggerud	16,937
Mark Arnold	4,811
Dale Lynch	1,754
Marco Ferri	1,695

Leases

We lease an office property from Sandlapper II, LLC. Stephen Sjuggerud and Michael Palmer are owners of Sandlapper II, LLC. The amount paid under the lease in the year ended December 31, 2021 was approximately $56,000.

Notes and Advances

On December 22, 2016, a subsidiary of Monument & Cathedral, LLC advanced $5,670,400 to MarketWise, LLC and Stansberry & Associates Investment Research, LLC, collectively, pursuant to a secured uncommitted credit agreement dated December 31, 2013 and a secured promissory note dated December 22, 2016. The advance bore interest at a per annum floating rate equal to the U.S. Prime Rate plus 2%. The remaining amount outstanding under the security agreement and note of approximately $2,299,283 was repaid in full on June 1, 2020. The secured uncommitted credit agreement dated December 31, 2013 was subsequently terminated on February 11, 2021.

Revenue Share Arrangements

Our operating companies regularly enter into informal revenue share arrangements with subsidiaries of Monument & Cathedral, LLC. Under such arrangements, our operating companies pay such subsidiaries a percentage of the revenue generated by their marketing efforts or a fixed price for each customer that our operating companies acquire through their marketing efforts. These revenue share arrangements are generally informal and only last for the duration of the marketing effort, which is typically short term. In the year ended December 31, 2021, we paid Monument & Cathedral, LLC or its subsidiaries approximately $10.3 million under such arrangements.

Our operating companies also enter into similar informal arrangements under which subsidiaries of Monument & Cathedral, LLC pay the participating our operating companies for their marketing efforts. In the year ended December 31, 2021, Monument & Cathedral, LLC paid us approximately $1.3 million under such arrangements.

We expect our revenue share arrangements with Monument & Cathedral, LLC and its subsidiaries to continue.

Holding Company Services

A number of subsidiaries of Monument & Cathedral, LLC provide various administrative services to our operating companies. The total amount paid to Monument & Cathedral, LLC’s subsidiaries in the year ended December 31, 2021 was approximately $3.5 million.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•any person who is known by the post-combination company to be the beneficial owner of more than 5% of our voting stock;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the Audit Committee will have the responsibility to review related party transactions.

OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2021, the members of our Compensation Committee were Van Simmons, Mark Gerhard and Paul Idzik. None of the members of our Compensation Committee is a current employee of the Company. During the fiscal year ended December 31, 2021, no relationship required to be disclosed by the rules of the SEC existed aside from those identified herein.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 1125 N. Charles Street, Baltimore, MD 21201 in writing not later than December 21, 2022.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than the close of business on February 2, 2023 and no later than the close of business on March 4, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 2, 2023, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

ANNUAL REPORT ON FORM 10-K
A copy of MarketWise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 8, 2022 without charge upon written request addressed to:
MarketWise, Inc.
Attention: Corporate Secretary
1125 N. Charles Street
Baltimore, MD 21201
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.sec.gov. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.investors.marketwise.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Gary Anderson
Gary Anderson
General Counsel and Corporate Secretary
Baltimore, MD
April 20, 2022

MarketWise

1125 N. CHARLES STREET
BALTIMORE, MARYLAND 21201

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MKTW2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you may consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79344-P72094

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MARKETWISE, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Riaan Hodgson
02) Manuel Borges
03) Van Simmons

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the stockholder meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D79345-P72094

MARKETWISE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2022

The stockholder(s) hereby appoint(s) Mark Arnold, Chairman and Chief Executive Officer, and Dale Lynch, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, of MarketWise, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday, June 2, 2022, virtually at www.virtualshareholdermeeting.com/MKTW2022, and any adjournment or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side